Exhibit 99.1

                                [GRAPHIC OMITTED]

                       Telesource International Announces
            Appointment of Nidal Zayed as New Chief Executive Officer

LOMBARD, IL - September 9, 2005 - Telesource International, Inc. (Pink Sheets:
TSCI) named Nidal Zayed acting Chief Executive Officer and President effective immediately. Mr. Zayed was previously Executive Vice President and Chief Operations Officer of Telesource International. Mr. Zayed replaces Mr. K.J. Semikian, whose contract was not renewed by the Board, has moved on to other interests.

Mr. Zayed has been with Telesource International since 1996. He received a law degree from Loyola University School of Law in 1985 and a B.A. in Accounting from Loyola University of Chicago in 1982. He also serves as Chairman for Computhink Inc. and has been a director for Computhink Inc. since 1994. Ralph Beck, Chairman of Telesource stated that "Nidal's years of experience in international business transactions as an attorney and executive, coupled with his intimate familiarity of our business and customer base make him an ideal person to take the helm at this juncture. Our Company is undergoing significant changes, all with an eye toward stemming our losses and turning the business around. We will entrust Mr. Zayed to execute our business plan in the immediate term as acting CEO".

About Telesource International
Telesource International is a global company located in Lombard, Illinois. Telesource International effectively utilizes its subsidiaries to offer utility services, specialized construction and engineering services, project development and management, and plant operations. Telesource and its subsidiaries have offices in the Chicago area, on the Western Pacific islands of Tinian and Saipan and Guam and offices on the South Pacific island of Fiji. The Company's home page is at http://www.telesource.org.

Certain of the statements made in this press release are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the Company's filings with the U.S. Securities and Exchange Commission.

Contacts:
Greg Grosvenor
Telesource International, Inc.
Tel: (630) 620 4787
ggrosvenor@tscintl.com